Exhibit 99.1
NEWS RELEASE
For immediate release

Contact:	R. Scott Donovan, Chief Financial Officer (203) 977-0199
Odyssey Re Holdings Corp. Reports Third Quarter 2007 Results
Stamford, CT — November 1, 2007 — Odyssey Re Holdings Corp. (NYSE: ORH) today reported net income available to common shareholders of $112.1 million, or $1.57 per diluted share for the quarter ended September 30, 2007, compared to $57.9 million, or $0.81 per diluted share, for the quarter ended September 30, 2006. Operating income after tax(1) was $55.2 million, or $0.77 per diluted share, for the third quarter of 2007, compared to $56.6 million, or $0.79 per diluted share, for the third quarter of 2006. The Company recognized an after-tax loss of $13.8 million, or $0.19 per diluted share, during the third quarter of 2007 in connection with its previously disclosed settlement of litigation. The third quarter 2007 net income available to common shareholders includes after-tax net realized capital gains of $56.9 million, or $0.80 per diluted share, compared to after-tax net realized capital gains of $1.3 million, or $0.02 per diluted share, for the third quarter of 2006, which included realized capital gains of an equity investee that were included in net investment income for that quarter. For the nine months ended September 30, 2007, net income available to common shareholders was $344.2 million, or $4.79 per diluted share, compared to $415.9 million, or $5.77 per diluted share, for the comparable period of 2006. Net realized capital gains, after tax, for the nine months ended September 30, 2007 were $166.9 million, or $2.32 per diluted share, compared to $213.5 million, or $2.95 per diluted share, for the nine months ended September 30, 2006, which included realized capital gains of an equity investee which were included in net investment income.
Highlights for the third quarter and nine months of 2007 are summarized as follows:
•	Net income available to common shareholders of $112.1 million ($1.57 per diluted share) for the third quarter, and $344.2 million ($4.79 per diluted share) for the first nine months of 2007;

•	Operating earnings of $55.2 million ($0.77 per diluted share) for the third quarter, and $177.3 million ($2.47 per diluted share) for the first nine months of 2007;

•	Annualized return on common shareholders’ equity of 19.9% for the third quarter, and 21.3% for the first nine months of 2007;

•	Combined ratio of 97.8% for the third quarter, and 96.0% for the first nine months of 2007;

•	Total shareholders’ equity was $2.41 billion at September 30, 2007, an increase of $329.8 million compared to total shareholders’ equity of $2.08 billion at December 31, 2006;

•	Book value per common share(2) of $32.91, an increase of 8.7%, or $2.64 per share, from June 30, 2007, and a 17.9% increase, or $4.99 per share, from year end 2006;

•	The Company, under its previously announced share repurchase program, repurchased and retired approximately 1.9 million shares of its common stock for $66.8 million, or an average repurchase price of $35.79 per share.
Gross premiums written for the quarter ended September 30, 2007 were $635.8 million, an increase of 2.6% compared to $620.0 million for the quarter ended September 30, 2006. The increase was attributable to a 19.3% increase in the Company’s insurance business, primarily related to U.S. specialty insurance resulting from new business opportunities, which was partially offset by a 4.8% decrease in the Company’s worldwide reinsurance business, reflecting continued increased competitive market conditions. Net premiums written for the third quarter of 2007 were $575.8 million, an increase of 0.4% compared to third quarter 2006 net premiums written of $573.5 million.

The combined ratio for the third quarter of 2007 was 97.8%, compared to 95.8% for the third quarter of 2006. Included in the underwriting results for the quarter ended September 30, 2007 is a pre-tax loss of $21.2 million, or 3.9 combined ratio points, related to the settlement of litigation, which resulted in the commutation of the reinsurance treaties at issue. For the nine months ended September 30, 2007 and 2006, the combined ratio was 96.0% and 94.3%, respectively.
Net investment income totalled $86.5 million for the third quarter of 2007, compared to $82.6 million for the third quarter of 2006. Net pre-tax realized capital gains were $87.6 million for the third quarter of 2007, compared to $2.0 million for the third quarter of 2006. For the three months ended September 30, 2007, net cash flow from operations was $41.9 million, compared to $281.7 million for the three months ended September 30, 2006.
At September 30, 2007, total investments and cash were $7.8 billion, an increase of $712.4 million, or 10.1%, compared to December 31, 2006. Net unrealized gains, after tax, at September 30, 2007 and December 31, 2006 were $37.0 million and $23.4 million, respectively. In the third quarter of 2007, OdysseyRe paid a cash dividend of $0.0625 per common share on September 28, 2007 to common shareholders of record as of September 14, 2007.
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(1)	“Operating income” after tax is a non-generally accepted accounting principles (“GAAP”) financial measure often used by investors to evaluate performance in the insurance and reinsurance industry. Operating income after tax is equal to net income available to common shareholders, excluding net realized capital gains as reported, net realized capital gains of an equity investee included in net investment income and the loss on early extinguishment of debt. Although realized capital gains or losses are an integral part of the Company’s operations, the amount recognized during any particular period cannot be reasonably estimated and can vary significantly. Management believes that providing operating income after tax to investors is a useful supplement to GAAP information concerning the Company’s performance. A reconciliation of net income available to common shareholders to operating income after tax and related amounts per diluted common share is as follows (in millions, except per share amounts):

	Three months ended (unaudited)
	September 30, 2007		September 30, 2006
		Per Diluted		Per Diluted
	$	Share	$	Share
Net income available to common shareholders	$112.1	$1.57	$57.9	$0.81
Less: Net realized capital gains, after tax	(56.9)	(0.80)	(0.9)	(0.01)
Less: Net realized capital gains of an equity investee included in net investment income, after tax	—	—	(0.4)	(0.01)

Operating income, after tax	$55.2	$0.77	$56.6	$0.79

	Nine months ended (unaudited)
	September 30, 2007		September 30, 2006
		Per Diluted		Per Diluted
	$	Share	$	Share
Net income available to common shareholders	$344.2	$4.79	$415.9	$5.77
Less: Net realized capital gains, after tax	(166.9)	(2.32)	(104.5)	(1.44)
Less: Net realized capital gains of an equity investee included in net investment income, after tax	—	—	(109.0)	(1.51)
Add: Loss on early extinguishment of debt, after tax	—	—	0.2	—

Operating income, after tax	$177.3	$2.47	$202.6	$2.82

(2)	Book value per common share, a financial measure often used by investors, is calculated using common shareholders’ equity, a non-GAAP financial measure, which represents total shareholders’ equity, a GAAP financial measure, reduced by the equity attributable to our preferred stock. The common shareholders’ equity is divided by our common shares outstanding at the end of each period to derive book value per common share as reflected in the following table (in millions, except share and per share amounts):

	September 30,	June 30,	December 31,
	2007	2007	2006
Total shareholders’ equity	$2,413.4	$2,284.1	$2,083.6
Less: equity related to preferred shares	97.5	97.5	97.5

Total common shareholders’ equity	$2,315.9	$2,186.6	$1,986.1

Common shares outstanding	70,363,328	72,229,135	71,140,948

Book value per common share	$32.91	$30.27	$27.92

# # #
A conference call to discuss third quarter results will be held at 10:00 a.m. Eastern Daylight Saving Time on Friday, November 2, 2007.
A live audio webcast of the conference call will be available on the Odyssey Re Holdings Corp. web site (www.odysseyre.com). In addition, callers not able to access the Internet may listen to the conference call by dialing (888) 806-6221 (domestic) or (913) 312-6665 (international) and asking for the OdysseyRe call. A replay of the call will be available from 12:00 p.m. Eastern Daylight Saving Time on Friday, November 2, 2007 until 11:59 p.m. Eastern Standard Time on Sunday, November 11, 2007. To access the replay, please call either (888) 203-1112 (domestic) or (719) 457-0820 (international); the passcode number is 4752532.
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Odyssey Re Holdings Corp. is a leading worldwide underwriter of property and casualty treaty and facultative reinsurance, as well as specialty insurance. OdysseyRe operates through its subsidiaries, Odyssey America Reinsurance Corporation, Hudson Insurance Company, Hudson Specialty Insurance Company, Clearwater Insurance Company, Newline Underwriting Management Limited, Newline Asia Services Pte. Ltd. and Newline Insurance Company Limited. The Company underwrites through offices in the United States, London, Paris, Singapore, Toronto and Latin America. Odyssey Re Holdings Corp. is listed on the New York Stock Exchange under the symbol ORH.
# # #
Certain statements contained herein may constitute forward-looking statements and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: a reduction in net income if the Company’s loss reserves are insufficient; the occurrence of catastrophic events with a frequency or severity exceeding the Company’s estimates; the lowering or loss of one of the Company’s financial or claims-paying ratings, including those of the Company’s subsidiaries; an inability to realize the Company’s investment objectives; a decrease in the level of demand for the Company’s reinsurance or insurance business, or increased competition; emerging claim and coverage issues; risks relating to ongoing investigations by U.S. government authorities; the risk that ongoing regulatory developments will disrupt the Company’s business or mandate changes in industry practices that increase the Company’s costs; changes in economic conditions, including interest rate, currency, equity and credit conditions; the Company’s inability to access its subsidiaries’ cash; loss of services of any of the Company’s key employees; risks related to the Company’s use of reinsurance brokers; failure of the Company’s reinsurers to honor their obligations; regulatory and legislative changes; risks associated with the growth of the Company’s specialty insurance business; and other factors that are described in the Company’s filings with the Securities and Exchange Commission. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
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Visit OdysseyRe’s web site — www.odysseyre.com — for additional information about the Company. In addition, anyone may view the Company’s historical press releases and filings with the Securities and Exchange Commission, which provide additional data regarding the Company’s prior quarterly and year-to-date results. This historical information may be found on OdysseyRe’s web site under “Investor Information.”
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Consolidated financial and segment information follows:

ODYSSEY RE HOLDINGS CORP.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	September 30,	December 31,
	2007	2006
	(unaudited)
ASSETS
Investments and cash:
Fixed income securities, available for sale, at fair value (amortized cost $4,396,320 and $3,547,656, respectively)	$4,322,288	$3,501,580
Fixed income securities, held as trading securities, at fair value (cost $222,891)	248,968	—
Redeemable preferred stock, at fair value (cost $2,187)	2,187	—
Equity securities:
Common stocks, at fair value (cost $740,675 and $576,212, respectively)	847,840	636,749
Common stocks, at equity	154,500	245,416
Short-term investments, at fair value	295,016	119,403
Cash and cash equivalents	1,395,518	2,061,796
Cash collateral	279,917	365,033
Other invested assets	232,241	136,111

Total investments and cash	7,778,475	7,066,088
Accrued investment income	66,714	50,930
Premiums receivable	503,942	475,453
Reinsurance recoverable on paid losses	74,077	59,768
Reinsurance recoverable on unpaid losses	672,966	739,019
Prepaid reinsurance premiums	66,055	50,486
Funds held by reinsureds	147,399	154,573
Deferred acquisition costs	153,360	149,886
Federal and foreign income taxes	62,006	116,920
Other assets	70,507	90,589

Total assets	$9,595,501	$8,953,712

LIABILITIES
Unpaid losses and loss adjustment expenses	$5,149,460	$5,142,159
Unearned premiums	764,485	741,328
Reinsurance balances payable	116,493	102,711
Funds held under reinsurance contracts	77,296	96,854
Debt obligations	489,123	512,504
Obligation to return borrowed securities	90,877	119,798
Other liabilities	494,402	154,779

Total liabilities	7,182,136	6,870,133

SHAREHOLDERS’ EQUITY
Preferred shares, $0.01 par value; 200,000,000 shares authorized; 2,000,000 Series A shares and 2,000,000 Series B shares issued and outstanding	40	40
Common shares, $0.01 par value; 500,000,000 shares authorized; 70,455,126 and 71,218,616 shares issued, respectively	704	712
Additional paid-in capital	985,091	1,029,349
Treasury shares, at cost (91,798 and 77,668 shares, respectively)	(3,673)	(2,528)
Accumulated other comprehensive income, net of deferred income taxes	53,202	25,329
Retained earnings	1,378,001	1,030,677

Total shareholders’ equity	2,413,365	2,083,579

Total liabilities and shareholders’ equity	$9,595,501	$8,953,712

ODYSSEY RE HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
REVENUES
Gross premiums written	$1,757,347	$1,796,842	$635,837	$619,972
Ceded premiums written	150,267	144,558	60,027	46,507

Net premiums written	1,607,080	1,652,284	575,810	573,465
(Increase) decrease in unearned premiums	(5,450)	31,147	(27,833)	(28,095)

Net premiums earned	1,601,630	1,683,431	547,977	545,370
Net investment income	252,470	403,147	86,467	83,194
Net realized investment gains	256,786	160,873	87,623	1,439

Total revenues	2,110,886	2,247,451	722,067	630,003

EXPENSES
Losses and loss adjustment expenses	1,080,864	1,122,290	377,471	375,945
Acquisition costs	329,277	354,527	114,429	107,719
Other underwriting expenses	127,928	110,809	44,101	38,793
Other expense, net	11,310	16,411	3,153	6,476
Interest expense	28,286	28,098	9,410	9,590
Loss on early extinguishment of debt	—	2,403	—	—

Total expenses	1,577,665	1,634,538	548,564	538,523

Income before income taxes	533,221	612,913	173,503	91,480

Federal and foreign income tax provision:
Current	133,809	178,791	23,145	26,877
Deferred	48,918	12,083	36,148	4,601

Total federal and foreign income tax provision	182,727	190,874	59,293	31,478

Net income	350,494	422,039	114,210	60,002
Preferred dividends	(6,275)	(6,163)	(2,091)	(2,109)

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$344,219	$415,876	$112,119	$57,893

BASIC
Weighted average common shares outstanding	70,855,391	68,488,404	70,951,182	68,709,671

Basic earnings per common share	$4.86	$6.07	$1.58	$0.84

DILUTED
Weighted average common shares outstanding	71,906,912	72,281,170	71,436,813	71,946,236

Diluted earnings per common share	$4.79	$5.77	$1.57	$0.81

DIVIDENDS
Dividends declared per common share	$0.19	$0.09	$0.06	$0.03

COMPREHENSIVE INCOME
Net income	$350,494	$422,039	$114,210	$60,002

Other comprehensive income (loss), net of tax	44,369	(75,922)	86,461	69,602

Comprehensive income	$394,863	$346,117	$200,671	$129,604

ODYSSEY RE HOLDINGS CORP.
BUSINESS SEGMENTS (UNAUDITED)
(IN THOUSANDS)

	Nine Months Ended			Three Months Ended
	September 30,			September 30,
			%			%
	2007	2006	Change	2007	2006	Change
GROSS PREMIUMS WRITTEN
Americas	$642,961	$716,637	(10.3)%	$224,873	$250,226	(10.1)%
EuroAsia	430,615	430,272	0.1	141,847	142,619	(0.5)
London Market	263,707	272,326	(3.2)	102,093	95,092	7.4
U.S. Insurance	420,064	377,607	11.2	167,024	132,035	26.5

Total	$1,757,347	$1,796,842	(2.2)%	$635,837	$619,972	2.6%

NET PREMIUMS WRITTEN
Americas	$629,039	$691,717	(9.1)%	$220,393	$242,993	(9.3)%
EuroAsia	410,334	415,001	(1.1)	133,285	132,271	0.8
London Market	233,658	246,019	(5.0)	91,721	85,960	6.7
U.S. Insurance	334,049	299,547	11.5	130,411	112,241	16.2

Total	$1,607,080	$1,652,284	(2.7)%	$575,810	$573,465	0.4%

NET PREMIUMS EARNED
Americas	$633,599	$737,759	(14.1)%	$214,775	$233,042	(7.8)%
EuroAsia	411,264	406,733	1.1	136,655	131,530	3.9
London Market	231,643	251,895	(8.0)	75,472	81,014	(6.8)
U.S. Insurance	325,124	287,044	13.3	121,075	99,784	21.3

Total	$1,601,630	$1,683,431	(4.9)%	$547,977	$545,370	0.5%

	Nine Months Ended			Three Months Ended
	September 30,		Percentage	September 30,		Percentage
			Point			Point
	2007	2006	Change	2007	2006	Change
LOSSES AND LOSS ADJUSTMENT EXPENSES RATIO
Americas	71.8%	76.0%	(4.2)	78.0%	82.4%	(4.4)
EuroAsia	67.7	60.7	7.0	62.1	64.1	(2.0)
London Market	61.1	59.8	1.3	66.5	51.4	15.1
U.S. Insurance	63.4	57.2	6.2	61.9	58.0	3.9
Total	67.5%	66.7%	0.8	68.9%	68.9%	—
ACQUISITION COSTS AND OTHER UNDERWRITING EXPENSES RATIO
Americas	31.0%	30.9%	0.1	31.6%	28.9%	2.7
EuroAsia	27.3	25.2	2.1	26.7	24.4	2.3
London Market	26.2	25.6	0.6	26.2	26.8	(0.6)
U.S. Insurance	27.0	24.6	2.4	28.4	25.4	3.0
Total	28.5%	27.6%	0.9	28.9%	26.9%	2.0
COMBINED RATIO
Americas	102.8%	106.9%	(4.1)	109.6%	111.3%	(1.7)
EuroAsia	95.0	85.9	9.1	88.8	88.5	0.3
London Market	87.3	85.4	1.9	92.7	78.2	14.5
U.S. Insurance	90.4	81.8	8.6	90.3	83.4	6.9
Total	96.0%	94.3%	1.7	97.8%	95.8%	2.0